Exhibit 4(e)
EXECUTION COPY
AMENDMENT NO. 2
     AMENDMENT NO. 2 (this “Amendment”), dated as of May 16, 2006, under the Credit Agreement, dated as of July 29, 2003, among Saga Communications, Inc. (the “Borrower”), the Lenders party thereto, Bank of America, N.A., as Documentation Agent, and The Bank of New York, as Administrative Agent, as amended by Amendment No. 1, dated as of May 24, 2005 (as so amended and as hereafter amended, supplemented or otherwise modified, the “Credit Agreement”).
RECITALS
     A. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meanings as therein defined.
     B. Pursuant to Section 2.5(b) of the Credit Agreement, on March 31, 2006, the Revolving Commitments were reduced by $6,250,000 to $193,750,000. The Borrower has requested that the Revolving Commitments be increased by $6,250,000 to $200,000,000 and that such increase not be deemed a utilization of available increase provided by Section 2.5(f) of the Credit Agreement.
     C. Pursuant to a Master Assignment and Acceptance Agreement, dated as of May 16, 2006 (the “Master Assignment”), immediately prior to the effectiveness of this Amendment, Union Bank of California, N.A. (the “Exiting Lender”) assigned its Commitment and outstanding Loans to the assignees named therein. In connection therewith, the Exiting Lender resigned as Syndication Agent.
     D. In addition to the increase to the Revolving Commitments as set forth above, the Borrower has requested that the Lenders and the Administrative Agent agree to certain other amendments to the Credit Agreement as hereinafter set forth. The Lenders and the Administrative Agent are willing so to agree to such increase and other amendments upon the terms and conditions contained in this Amendment.
     Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Administrative Agent hereby agree as follows:
     1. The Revolving Commitments are hereby increased by $6,250,000 to $200,000,000 and such increase shall not be deemed a utilization of available increase provided by Section 2.5(f) of the Credit Agreement. Schedule 2.1 in the form annexed hereto is hereby substituted for Schedule 2.1 to the Credit Agreement.
     2. The definition of “Syndication Agent” contained in Section 1.1 of the Credit Agreement is hereby deleted. All references to the Exiting Lender and the Syndication Agent in each Loan Document are hereby deleted.
     3. The following definitions are hereby added to Section 1.1 of the Credit Agreement in their appropriate alphabetical order:
     “Amendment No. 2 Effective Date” means the date on which Amendment No. 2, dated as of May 16, 2006, to the Credit Agreement is effective in accordance with its terms.
     “Patriot Act” has the meaning assigned to such term in Section 10.16.

     4. Clause (ii) of the definition of “Adjusted Net Income” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read “(ii) any net gain or loss arising from any write-up or write-down of assets;”.
     5. The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Applicable Margin” means, at all times from and after the Amendment No. 2 Effective Date and during the applicable periods set forth in the following table: (i) with respect to ABR Borrowings, the percentage set forth below under the heading “ABR Margin”, and (ii) with respect to Eurodollar Borrowings and fees payable under Section 3.3(b), the percentage set forth below under the heading “Eurodollar Margin and LC Fee”:
When the Leverage Ratio is:

			Eurodollar
greater than or			Margin and
equal to	and less than	ABR Margin	LC Fee
4.50:1.00		0.000%	1.250%
4.00:1.00	4.50:1.00	0.000%	1.000%
3.00:1.00	4.00:1.00	0.000%	0.875%
	3.00:1.00	0.000%	0.750%
     Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 6.1(e) and shall become effective three Business Days after the delivery of such Compliance Certificate to the Administrative Agent. Notwithstanding anything to the contrary in this definition, (i) if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, the Leverage Ratio for purposes of this defined term only shall be deemed to be greater than or equal to 4.50:1.00 from and including such date to the third Business Day following the date of delivery to the Administrative Agent of such Compliance Certificate and (ii) during the period commencing on the Amendment No. 2 Effective Date and ending on the third Business Day after the date the Compliance Certificate in respect of the fiscal quarter ending March 31, 2006 is delivered to the Administrative Agent, the Leverage Ratio for purposes of this defined term only shall be deemed to be greater than or equal to 3.00:1.00 and less than 4.00:1.00.
6.	The definition of “Commitment Fee Percentage” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Commitment Fee Percentage” means, at all times from and after the Amendment No. 2 Effective Date and during the applicable periods set forth below, the percentage set forth below under the heading “Commitment Fee Percentage”:
Saga Communications, Inc. Amendment No. 2

When the Leverage Ratio is:

greater than
or equal to	and less than
4.00:1.00		0.375%
	4.00:1.00	0.250%
     Changes in the Commitment Fee Percentage resulting from a change in the Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 6.1(e) and shall become effective three Business Days after the delivery of such Compliance Certificate to the Administrative Agent. Notwithstanding anything to the contrary in this definition, (i) if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, the Leverage Ratio for purposes of this defined term only shall be deemed to be greater than or equal to 4.00:1.00 from and including such date to the third Business Day following the date of delivery to the Administrative Agent of such Compliance Certificate and (ii) during the period commencing on the Amendment No. 2 Effective Date and ending on the third Business Day after the date the Compliance Certificate in respect of the fiscal quarter ending March 31, 2006 is delivered to the Administrative Agent, the Leverage Ratio for purposes of this defined term only shall be deemed to be less than 4.00:1.00.
     7. Clause (v) of the definition of “EBITDA” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read “(v) the aggregate amount of any non-cash charges of the Borrower during such period relating to the issuance or vesting of stock options, restricted stock, restricted stock units and performance awards granted by the Borrower to its employees or directors,”.
     8. Clause (vi) of the definition of “Fixed Charges” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read “(vi) the aggregate amount of all Restricted Payments made by the Borrower on or after January 1, 2006 and during such period in respect of its common stock (other than Restricted Payments paid in additional common stock).”
     9. The definition of “Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Maturity Date” means July 29, 2012.
     10. Section 2.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (b) Scheduled Reductions. Subject to Section 2.5(e), commencing on March 31, 2008, on each date below, the Revolving Commitments shall be automatically and permanently reduced by an amount equal to the total Revolving Commitments as in effect on March 31, 2008 multiplied by the percentage set forth in the following table adjacent to such date and under the heading “Percentage”:
Saga Communications, Inc. Amendment No. 2

Date	Percentage	Date	Percentage
March 31, 2008	3.125%	June 30, 2010	5.000%
June 30, 2008	3.125%	September 30, 2010	5.000%
September 30, 2008	3.125%	December 31, 2010	5.000%
December 31, 2008	3.125%	March 31, 2011	6.250%
March 31, 2009	4.375%	June 30, 2011	6.250%
June 30, 2009	4.375%	September 30, 2011	6.250%
September 30, 2009	4.375%	December 31, 2011	6.250%
December 31, 2009	4.375%	March 31, 2012	12.500%
March 31, 2010	5.000%	Maturity Date	12.500%
     11. Clauses (i) and (ii) of Section 2.5(d) of the Credit Agreement are hereby amended in their entirety to read as follows:
     (i) Receipt of Net Proceeds. In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Reduction Event, then, immediately after such Net Proceeds are received, the Revolving Commitments shall be automatically reduced in an aggregate amount equal to such Net Proceeds, provided, however, that in the case of a Reduction Event described in clause (a) of the definition thereof, no such reduction shall be required if, at the time of the receipt of the Net Proceeds of such Reduction Event, the Leverage Ratio is less than or equal to 4.50:1.00.
     (ii) Excess Cash Flow. On the last day of the first fiscal quarter of each year (commencing on March 31, 2007), the Revolving Commitments shall be automatically reduced in an aggregate amount equal to 40% of the Excess Cash Flow for the most recently completed fiscal year of the Borrower, in the event that the Leverage Ratio as at the end of such fiscal year is greater than or equal to 4.50:1.00.
     12. Section 2.5(f) of the Credit Agreement is hereby amended by substituting “March 31, 2008” for “March 31, 2006” on the second line thereof.
     13. Section 4.19 of the Credit Agreement is hereby deleted.
     14. Section 6.1 of the Credit Agreement is hereby amended by inserting the following new subsection (j) and by relettering existing subsection (j) as subsection (k):
     (j) furnish to the Administrative Agent or any Lender promptly such other information with documentation required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering rules and regulations (including, without limitation, the Patriot Act), as from time to time may be reasonably requested by the Administrative Agent or such Lender; and
     15. Section 6.2(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (d) Intentionally Omitted;
Saga Communications, Inc. Amendment No. 2

     16. Section 7.1(a) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (vi) thereof, (ii) substituting “; and” for the period at the end of clause (vii) thereof and (iii) adding a new clause (viii) to the end thereof to read as follows:
     (viii) provided that at the time thereof and immediately after giving effect thereto, no Default shall or would have occurred and be continuing, unsecured Indebtedness incurred by a Loan Party to Ashville Radio Partners, LLC and Liberty Productions, a Limited Partnership, in respect of the acquisition by such Loan Party from such parties, in an aggregate amount not in excess of $8,000,000 on terms satisfactory to the Administrative Agent.
     17. Section 7.4(j) of the Credit Agreement is hereby amended by substituting “$300,000” for “$ 250,000” in clause (ii) thereof.
     18. Section 7.4(k)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (ii) the sum, without duplication, of the aggregate amount of all such investments shall not exceed lesser of (x) $25,000,000 at any time outstanding and (y) 15% of EBITDA for the immediately preceding four fiscal quarters for all such investments,
     19. Section 7.8(c)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (i) the Borrower may declare and pay cash dividends in respect of its Equity Interests and/or repurchase its Equity Interests, provided that the aggregate amount of such dividends paid and/or repurchases of Equity Interests made from the Amendment No. 2 Effective Date through the Maturity Date when the Leverage Ratio immediately before or after giving effect thereto exceeds 2.50:1.00 shall not exceed $50,000,000, and
     20. Section 7.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (a) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 3.00:1.00.
     21. Section 7.12(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (c) Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during any period set forth in the following table to be greater than the ratio set forth below with respect to such period:
Saga Communications, Inc. Amendment No. 2

Period	Ratio
Amendment No. 2 Effective Date through June 29, 2007	5.00:1.00
June 30, 2007 through June 29, 2008	4.75:1.00
June 30, 2008 through June 29, 2009	4.50:1.00
June 30, 2009 through June 29, 2010	4.00:1.00
June 30, 2010 and thereafter	3.50:1.00
     22. The last sentence of Article 9 of the Credit Agreement is hereby amended and restated it its entirety to read as follows:
Notwithstanding anything in any Loan Document to the contrary, the Documentation Agent shall not have any duty or obligation under the Loan Documents other than in its capacity as a Lender hereunder.
     23. Section 10.1(b) of the Credit Agreement is hereby amended and restated it its entirety to read as follows:
     (b) if to the Administrative Agent, or BNY as Issuing Bank to it at One Wall Street, New York, New York 10286, Attention of: Ramona Washington (Telephone No. (212) 635-4699; Facsimile No. (212) 635-6365 or 6366 or 6367), with a copy to The Bank of New York, at One Wall Street, New York, New York 10286, Attention of: Laura Neenan (Telephone No. (212) 635-1868; Facsimile No. (212) 635-8595); and
     24. Article 10 of the Credit Agreement is hereby amended by adding the following new section to the end thereof:
     Section 10.16 USA Patriot Act Notice
          Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.
     25. Schedule 4.17 to the Credit Agreement is hereby amended by adding the following to the end thereof:
     On May 4, 2005, the FCC, by delegated authority, granted applications (File Numbers BAL-20040603AAO, BALH-20040603AAP, BAL-20040603AAK, BALH-20040603AAL, BALFT-20040603AAM and
Saga Communications, Inc. Amendment No. 2

BALFT-20040603AAQ) for consent to assignment of the licenses of WHCU(AM), WYXL(FM), WNYY(AM), WQNY(FM), W238AA, and W276AO, all licensed to Ithaca, New York, from Eagle Broadcasting Company, Inc., and Eagle II Broadcasting Corporation, to Saga Communications of New England, LLC (“Saga-New England”). An “Application for Review” was filed June 3, 2005, by “Finger Lakes Alliance for Independent Media” seeking review by the full FCC of the action taken by the FCC’s staff under delegated authority. The application for review is currently pending. Notwithstanding the fact that the FCC’s consent has not become a “final action,” Saga-New England has consummated the acquisitions.
     On July 7, 2005, the FCC, by delegated authority, granted an application (File No. BALH-20040116ACT) for consent to assignment of license of WOXL-FM, Biltmore Forest, North Carolina, from Liberty Productions, a Limited Partnership, to Saga Communications of North Carolina, LLC (“Saga NC”). On July 17, 2005, Willsyr Communications, Limited Partnership (“Willsyr”), filed a petition for reconsideration of the action; and on August 8, 2005, Sutton Radiocasting Corporation (“Sutton”) filed a petition for reconsideration of the action. On October 17, 2005, the Sutton petition for reconsideration was dismissed pursuant to a settlement agreement among the parties. On October 24, 2005, Willsyr filed a petition for reconsideration of the approval of the settlement agreement with Sutton. On March 21, 2006, David T. Murray, limited partner of Liberty Productions, a Limited Partnership, filed a “Section 1.41 Request for Commission Action” seeking rescission of the grant of the consent to assignment of licensed. Mr. Murray is now deceased, and the status of his request is unclear. The FCC’s consent has not yet become a “final action,” and Saga NC has not yet consummated the acquisition.
     26. Paragraphs 1 through 25 hereof shall not be effective until such time as the following conditions are satisfied:
     (a) the Administrative Agent (or its counsel) shall have received from the Borrower, each other Loan Party and the Lenders either (i) a counterpart of this Amendment signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment;
     (b) the Administrative Agent (or its counsel) shall have received a certificate or certificates, signed by the secretary or assistant secretary of each of the Borrower and each Subsidiary Guarantor, attaching a true and complete copy of the resolutions or other authorizations authorizing this Amendment and specifying the incumbency of each officer executing this Amendment, including therein a signature specimen of each such officer;
     (c) the transactions contemplated by the Master Assignment shall have been consummated;
     (d) the Administrative Agent shall have received for the account of the Lenders (including the Exiting Lender), all interest on the Loans, all commitment fees (as provided in
Saga Communications, Inc. Amendment No. 2

Section 3.3(a) of the Credit Agreement) and all letter of credit fees (as provided in Section 3.3(b) of the Credit Agreement), in each case accrued to, but excluding, the Amendment No. 2 Effective Date;
     (e) the Administrative Agent shall have received, for the account of each Lender which has executed and delivered this Amendment on or before 5:00 p.m. (New York time) on the date hereof, an amendment fee equal to 0.10% of such Lender’s Revolving Commitment as in effect on the date hereof (and after giving effect to the Master Assignment);
     (f) all other fees and expenses payable in connection with this Amendment, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced, shall have been paid; and
     (g) the Administrative Agent shall have received such other documentation and assurances as it shall reasonably request in connection with this Amendment.
     27. The Borrower acknowledges that if the Adjusted LIBO Rate on the Assignment Date (as defined in the Master Assignment) is higher than the Adjusted LIBO Rate applicable to the outstanding Eurodollar Borrowings, notwithstanding anything in the Credit Agreement to the contrary, with respect to that portion of the Loans that each Assignee (as defined in the Master Assignment) assumes from the Exiting Lender, the interest rate on such portion will be the Adjusted LIBO Rate as determined by the Administrative Agent at approximately 11:00 a.m., London time, two Business Days prior to the Assignment Date plus the Applicable Margin.
     28. The Borrower hereby (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and its obligations thereunder, and agrees and admits that it has no defense to or offset against any such obligation, (b) represents and warrants that no Default has occurred and is continuing, and (c) represents and warrants that all of the representations and warranties made by it in the Loan Documents are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date). By signing below, each Subsidiary Guarantor consents to this Amendment.
     29. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart by facsimile transmission shall be effective as delivery of a manually executed counterpart.
     30. The Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no waiver herein in respect of any term or condition of any Loan Document shall be deemed to be a waiver or other modification in respect of any other term or condition of any Loan Document.
     31. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Remainder of Page is Intentionally Blank]
Saga Communications, Inc. Amendment No. 2

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SAGA COMMUNICATIONS, INC.

By:	/s/ Samuel D. Bush
Name:	Samuel D. Bush
Title:	Senior Vice President, Treasurer and Chief Financial Officer
CONSENTED TO AND AGREED:
SAGA RADIO NETWORKS, LLC
SAGA BROADCASTING, LLC
SAGA COMMUNICATIONS OF NEW ENGLAND, LLC
SAGA QUAD STATES COMMUNICATIONS, LLC
TIDEWATER COMMUNICATIONS, LLC
FRANKLIN COMMUNICATIONS, INC.
SAGA COMMUNICATIONS OF ILLINOIS, LLC
LAKEFRONT COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF SOUTH DAKOTA, LLC
SAGA COMMUNICATIONS OF NEW HAMPSHIRE, LLC
SAGA COMMUNICATIONS OF ARKANSAS, LLC
SAGA COMMUNICATIONS OF NORTH CAROLINA, LLC
SAGA COMMUNICATIONS OF TUCKESSEE, LLC
SAGA COMMUNICATIONS OF MILWAUKEE, LLC
SAGA COMMUNICATIONS OF IOWA, LLC
SAGA COMMUNICATIONS OF CHARLOTTESVILLE, LLC

By:	/s/ Samuel D. Bush
Name:	Samuel D. Bush
Title:	Treasurer
Saga Communications, Inc. Amendment No. 2

THE BANK OF NEW YORK, individually, as Issuing Bank and as Administrative Agent

By:	/s/ Laura Neenan
Name:	Laura Neenan
Title:	Vice President
Saga Communications, Inc. Amendment No. 2

BANK OF AMERICA, N.A., individually and as Documentation Agent

By:	/s/ Signature
Name:
Title:	Vice President

Saga Communications, Inc. Amendment No. 2

NATIONAL CITY BANK OF THE MIDWEST

By:	/s/ Oliver Glenn
Name:	Oliver Glenn
Title:	Vice President

Saga Communications, Inc. Amendment No. 2

SUNTRUST BANK

By:	Jill White
Name:	Jill White
Title:	Vice President
Saga Communications, Inc. Amendment No. 2

BANK OF SCOTLAND

By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Vice President

Saga Communications, Inc. Amendment No. 2

LASALLE BANK MIDWEST NATIONAL ASSOCIATION

By:	/s/ Eric Haege
Name:	Eric Haege
Title:	Vice President

Saga Communications, Inc. Amendment No. 2

HARRIS NESBITT FINANCING, INC.

By:	/s/ Sarah Kim
Name:	Sarah Kim
Title:	Managing Director

Saga Communications, Inc. Amendment No. 2

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Susan Kreutz
Name:	Susan Kreutz
Title:	Assistant Vice President

Saga Communications, Inc. Amendment No. 2

SAGA COMMUNICATIONS SCHEDULE 2.1
REVOLVING COMMITMENTS

Name of Lender	Revolving Commitment
The Bank of New York	$35,000,000
Bank of America, N.A.	$35,000,000
National City Bank of the Midwest	$25,000,000
SunTrust Bank	$25,000,000
Bank of Scotland	$20,000,000
LaSalle Bank Midwest National Association	$20,000,000
Harris Nesbitt Financing, Inc.	$20,000,000
U.S. Bank, National Association	$20,000,000
TOTAL	$200,000,000